Exhibit 10.5

SECOND AMENDMENT

TO THE

SAN JOSE WATER COMPANY

EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN

(Amended and Restated on January 25, 2012, Effective as of January 1, 2012 And As Further

Amended November 15, 2016)

WHEREAS, San Jose Water Company (the “Company”) maintains the San Jose Water Company Executive Supplement Retirement Plan (the “SERP”);

WHEREAS, SJW Group, the parent of the Company, is party to a merger agreement pursuant to which it will acquire Connecticut Water Service, Inc. and Connecticut Water Service, Inc. will become a subsidiary of SJW Group (the “Merger”);

WHEREAS, the Company wishes to amend the SERP to clarify that only employees of the Company are eligible to participate; and

WHEREAS, Section 8.1 of the SERP permits the Board of Directors to amend the SERP.

NOW, THEREFORE, the SERP is hereby amended as follows effective as of the closing of the Merger:

1.    Section 1.16 is amended to read as follows (deletions shown in ~~strikethrough~~, additions in bold italics):

“Eligible Employee” means any officer of the Company ~~or any other Employee~~ who:

(a)    first commenced status as an Employee of the Company before March 31, 2008; and

(b)    is part of a select group of management or an otherwise highly compensated employee, as determined by the Committee in accordance with applicable ERISA.

2.    Except as expressly modified by this Second Amendment, all the terms and provisions of the SERP shall continue to remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on this 9th day of October, 2019.

SAN JOSE WATER COMPANY

By:	/s/ Eric W. Thornburg
Eric W. Thornburg Chief Executive Officer and Chairman of the Board of Directors